UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 29, 2008

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2008, United Community Bank (the “Bank”), a wholly-owned subsidiary of United Community Banks, Inc. (the “Company”), entered into the Subordinated Term Loan Agreement by and among the Bank as borrower, several banks and other financial institutions from time to time party thereto (“Lenders”) and SunTrust Bank, in its capacity as administrative agent for the Lenders (“Credit Agreement”), attached hereto as Exhibit 10.1, which provides, subject to certain terms and conditions, for unsecured borrowings by the Bank up to an aggregate credit facility amount of $100 million.  The Credit Agreement was arranged by SunTrust Robinson Humphrey, Inc.

The Credit Agreement expires on August 29, 2015, unless terminated earlier.  The Bank borrowed $30 million under the Credit Agreement as of August 29, 2008. Loans under the Credit Agreement bear interest at three-month LIBOR for such interest period plus 4.00% per annum.  The Bank may prepay any borrowing under the Credit Agreement, in whole or in part, without premium or penalty, with regulatory approval.  This subordinated debt under the Credit Agreement qualifies as Tier 2 regulatory capital for the first two years, with the capital treatment phasing out 20 percent per year thereafter.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 8.01	Other Events.

Also on August 29, 2008, the Company issued a press release that announced the addition of $30 million of Tier 2 regulatory capital under the Credit Agreement, as described above.  The Company added the Tier 2 regulatory capital and recently announced a stock dividend to conserve and bolster its capital position.  In addition, the Company will likely issue internally a modest amount of trust preferred securities by year-end and look to add small amounts of regulatory capital when opportunities become available.

A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Subordinated Term Loan Agreement, dated as of August 29, 2008, among United Community Bank, as borrower, the lenders from time to time party thereto, and SunTrust Bank, as administrative agent.

99.1	Press Release dated August 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
August 29, 2008	Chief Financial Officer